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                                                                      EXHIBIT 21
                                 PNC BANK CORP.
                               MAJOR SUBSIDIARIES
                            AS OF DECEMBER 31, 1993

                                                                State or Other Jurisdiction
       Name                                                  of Incorporation or Organization
       ----                                                  --------------------------------
PNC Bancorp, Inc.*                                                  Delaware

    PNC Bank, National Association*                                 United States

    PNC Bank, Kentucky, Inc.*                                       Kentucky

    PNC Mortgage Bank, National Association*                        United States

    PNC Bank, Ohio, National Association                            United States

    Bank of Delaware*                                               Delaware

    PNC Bank, Indiana, Inc.*                                        Indiana

    PNC National Bank (Delaware)*                                   United States

    PNC Bank, Northern Kentucky, National Association               United States

The Massachusetts Company, Inc.                                     Massachusetts

PNC Holding Corp.*                                                  Delaware

    Pittsburgh National Life Insurance Company                      Arizona

    PNC Capital Corp                                                Delaware

    PNC Equity Management Corp*                                     Pennsylvania

    PNC Funding Corp                                                Pennsylvania

    PNC Realty Holding Corp*                                        Pennsylvania

    PNC Securities Corp                                             Pennsylvania

    PNC Trust Company of Florida, National Association              United States

    PNC Trust Company of New York                                   New York

    PNC Venture Corp                                                Delaware
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
* Names of subsidiaries of the indicated entities are omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.